Bank of America Merrill Lynch 2019 New York Auto Summit April 17, 2019

Forward Looking Statements This contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors detailed in the reports we file with the SEC, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this communication. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward- looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 2

Performance Improvement Plans – 1Q 2019 Update

Segment	3Q 2018 Issues	Status Update
Driveline	- Changes affecting build-out and launch - Scrap performance - Supplier delivery performance	- New Ram HD program launched, initial customer volume ramp curve slower than expected - 1 e-Drive supplier issue remains open - New GM truck launches performing as expected
Metal Forming	- European capacity constraints	- Eliminated delivery past-due conditions
Powertrain	- Ineffective program management - Launch performance - Capacity constraints	- Accelerating implementation of IPM systems - Reducing premium costs through improved launch performance and operating efficiency - Minor changes to initial customer launch timing on certain programs
Casting	- Availability of labor - Operational inefficiencies - Inflationary pressures	- Actions to resolve labor shortage have improved performance and reduced premium costs - Implemented customer pricing actions


Anticipated Exit Rate Status
3Q18
4Q18
1Q19
2Q19

AAM is generally on track to resolving the operating challenges that developed in 3Q 2018

* To ensure consistency with previous disclosures, this update reflects our segments prior to the business unit reorganization that took place in January of 2019

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